Exhibit C

ACKNOWLEDGMENT AND REAFFIRMATION AGREEMENT
This Acknowledgement and Reaffirmation Agreement (this “Agreement”) relating to the Registration Rights Agreement (as defined below) and the Joinder (as defined below), is made as of September 15, 2020, between First Solar, Inc., a Delaware corporation (the “Company”), John T. Walton Family Trust UAD 9/19/02 (the “Family Trust”), JTW Trust #1 UAD 9/19/02 (the “JTW Trust”), Lukas T. Walton (“LTW”) and Michael J. Ahearn (“MJA” and, together with the Family Trust, JTW Trust, and LTW, the “Current Stockholders”).
WHEREAS, the Company is party to a registration rights agreement (the “Registration Rights Agreement”), by and among the Company, JWMA Partners, LLC, the Estate of John T. Walton (the “Estate”), JCL Holdings, LLC (“JCL”), and MJA, the form of which was filed as Exhibit 4.17 to the Company’s Amendment No. 5 to Form S-1, dated November 2, 2006 (the “RRA Form”).
WHEREAS, upon acquiring Registrable Securities, LTW and the Family Trust entered into that certain Joinder to the Registration Rights Agreement with the Company, dated October 26, 2016, pursuant to which LTW and the Family Trust agreed to be bound by the terms of the Registration Rights Agreement.
WHEREAS, JTW Trust has advised the Company that, upon the distribution and dissolution of the Estate, the JTW Trust received Registrable Securities and is a current Holder.
WHEREAS, for good and valuable consideration the receipt of which is hereby acknowledged the Company and the Current Stockholders desire to enter into this Agreement in order to acknowledge and reaffirm their rights and obligations under the Registration Rights Agreement and the Joinder.
ACCORDINGLY, the parties hereto agree as follows:
1.	Certain Definitions.
As used in this Agreement, capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Rights Agreement.
2.	Acknowledgment and Reaffirmation.
Each of the Company and the Current Stockholders (i) acknowledges the execution, delivery and binding effect of the Registration Rights Agreement in the form of the RRA Form and (ii) reaffirms their respective rights and obligations set forth therein.
3.	General.
(a)          This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, personal representatives and permitted assigns, whether so expressed or not.

(b)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).
(c)          With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, the United States District Court for the District of Delaware, or any state court located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Current Stockholders at their respective addresses set forth on Annex A hereto; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.
(d)          WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(e)          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.
(f)          This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
(g)          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

FIRST SOLAR, INC.

By:	/s/ Alexander R. Bradley
Name: Alexander R. Bradley
Title: Chief Financial Officer

JOHN T. WALTON FAMILY TRUST UAD 9/19/02

By:	/s/ Alice L. Walton
Name: Alice L. Walton
Title: Trustee

JTW TRUST #1 UAD 9/19/02

By:	/s/ Sean Evans
Name: Sean Evans
Title: Authorized Signer

LUKAS T. WALTON

/s/ Lukas T. Walton

MICHAEL J. AHEARN

/s/ Michael J. Ahearn

[Signature Page to Acknowledgement and Reaffirmation Agreement]